CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Independent Auditors" in the Prospectus and Statement of Additional Information, both included in Post-Effective Amendment Number 2 to the Registration Statement (Form N-1A, No. 33-35342) of Hussman Investment Trust.





                                                 ERNST & YOUNG LLP


Cincinnati, Ohio
June 27, 2002